Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Synthetic Biologics, Inc.

Rockville, MD

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-180562, 333-188219, 333-156973, 333-206267, 333-207327, 333-203323 , 333-226500, 333-224728, 333-255726 and 333-260449), the Registration Statement on Form S-1 (Nos. 333-227400) and Form S-8 (Nos. 333-192355, 333-170858, 333-148764, 333-206268, 333-213388, 333-220401, 333-227668, 333-233959 and 333-249712) of Synthetic Biologics, Inc. of our report dated March 4, 2021 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

Potomac, Maryland

March 16, 2022